UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2011

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York	1-10551	13-1514814
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

(a) On May 24, 2011, the shareholders of Omnicom Group Inc. (the “Company”) approved an amendment to the Certificate of Incorporation adding a new Article XI. The new article allows shareholder action by less than unanimous written consent if the matter is approved by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the matter were present and voted.

     On May 24, 2011, the shareholders of the Company also approved amendments to the Articles of Incorporation and By-laws reducing any requirements for a supermajority vote to a simple majority of outstanding shares. The new simple majority voting standard applies to any corporate actions, other than the election of directors, taken by a vote of shareholders at a meeting of shareholders at which a quorum is present. The election of directors will continue to be by a majority voting standard and subject to the Company’s resignation policy in uncontested elections, and a plurality voting standard in contested elections. To eliminate the supermajority voting requirements, shareholders approved the following amendments:

  an amendment to Article 8 of the Certificate of Incorporation to change the voting standards for altering the number of directors constituting the entire Board or removing a director from office from a two-thirds of all outstanding shares standard to a majority of shares voting standard.

  an amendment deleting the existing Article X of the Certificate of Incorporation and replacing it with existing Article XI. The previous Article X provided that a two-thirds vote of all outstanding shares is required to approve the adoption, amendment or repeal of any provision of the By-laws or to amend Article 8 or 9 (relating to director liability) of the Certificate of Incorporation.

  an amendment to Article XI of the Company’s By-laws to change the voting standard for amending, repealing or adopting new by-laws from a two-thirds of all issued and outstanding shares standard to a majority of shares voting standard.

     Under the newly adopted amendment, any by-law may be amended or repealed, in whole or in part, and new by-laws may be adopted, only by (i) the affirmative vote of the holders of a majority of the votes cast for such an action, or (ii) the affirmative vote of a majority of the entire Board of Directors.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation and By-laws, as amended, copies of which are filed as Exhibits 3.1 and 3.2 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Company held its annual meeting of shareholders (the “Annual Meeting”) on May 24, 2011 in Washington, D.C. At the Annual Meeting, the Company’s shareholders elected 12 individuals to the Board of Directors, approved all proposals and rejected none of the proposals. The proposals are described in more detail in the Proxy Statement.

(b) Proposal 1

     The Company’s shareholders elected 12 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
John D. Wren	223,724,005	3,774,035	67,738	19,054,850
Bruce Crawford	225,698,786	1,801,049	65,943	19,054,850
Alan R. Batkin	222,201,490	5,296,541	67,747	19,054,850

Robert Charles Clark	227,145,397	348,284	72,097	19,054,850
Leonard S. Coleman, Jr.	209,589,495	17,903,625	72,658	19,054,850
Errol M. Cook	227,227,200	267,689	70,889	19,054,850
Susan S. Denison	221,200,268	6,298,838	66,671	19,054,850
Michael A. Henning	222,264,915	5,228,328	72,535	19,054,850
John R. Murphy	225,548,139	1,954,422	63,217	19,054,850
John R. Purcell	225,053,536	2,433,845	78,397	19,054,850
Linda Johnson Rice	222,660,850	4,850,206	54,722	19,054,850
Gary L. Roubos	221,015,226	6,493,964	56,588	19,054,850

     Proposal 2

     The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the 2011 fiscal year.

Votes For	Votes Against	Abstentions

245,242,988	1,255,746	121,894

     Proposal 3

     The Company’s shareholders approved amendments to the Certificate of Incorporation to allow shareholder action by less than unanimous written consent.

Votes For	Votes Against	Abstentions

236,066,168	10,245,999	308,462

     Proposal 4

     The Company’s shareholders approved amendments to the Company’s Certificate of Incorporation and By-laws to eliminate supermajority voting requirements.

Votes For	Votes Against	Abstentions

245,480,427	578,520	561,681

     Proposal 5

     The Company’s shareholders approved an advisory resolution on the compensation of the Company’s named executive officers as reported in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes

191,780,414	35,261,482	523,882	19,054,850

     Proposal 6

     The Company’s shareholders voted to conduct future shareholder advisory votes on executive compensation every one year.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions

207,110,798	350,254	19,555,911	548,815

(d) Disclosure Regarding Frequency of Shareholder Advisory Vote on Executive Compensation:

     A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our shareholders, the Board of Directors has decided that it will include an advisory shareholder vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of shareowner votes on executive compensation, which will occur no later than our Annual Meeting of shareholders in 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

     The following are furnished herewith:

Exhibit Number	Description
3.1	Certificate of Incorporation of Omnicom Group Inc., as amended and restated on May 24, 2011.

3.2	By-laws of Omnicom Group Inc., as amended and restated on May 24, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: May 26, 2011
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien

	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of Omnicom Group Inc., as amended and restated on May 24, 2011.

3.2	By-laws of Omnicom Group Inc., as amended and restated on May 24, 2011.